Exhibit 99.2

For Immediate Release	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
PRICES PUBLIC OFFERING OF COMMON STOCK
SAN DIEGO, CA, February 22, 2024 – Kratos Defense & Security Solutions, Inc. (“Kratos”) (NASDAQ: KTOS), a Technology Company in the Defense, National Security and Global Markets, today announced the pricing of an underwritten offering of 16,666,667 shares of its common stock at a public offering price of $18.00 per share pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). The net proceeds to Kratos from the offering, after deducting underwriting discounts and commissions, are expected to be approximately $288 million. Kratos has also granted the underwriters a 30-day option to purchase up to an additional 2,500,000 shares of common stock. All of the shares in the offering are to be sold by Kratos. The offering is expected to close on February 27, 2024, subject to customary closing conditions.
Kratos expects to use the net proceeds to facilitate its long-term strategy, including potential investment in facilities, expanding manufacturing capacity, anticipated capital expenditures for expansion of current sole-source/single award programs and high probability pipeline opportunities, further strengthen the Company’s balance sheet in anticipation of upcoming customer and partner decisions and source selection on additional large, new program and contract opportunities, for general corporate purposes, including paydown of debt, and to pay fees and expenses in connection with the offering.
Baird, RBC Capital Markets, and Truist Securities are acting as joint book-running managers for the offering. B. Riley Securities and Raymond James are acting as passive book-runners for the offering. The Benchmark Company and Noble Capital Markets are acting as co-managers for the offering.
The securities described above are being offered pursuant to an automatic shelf registration statement on Form S-3ASR (File No. 333-277222) that was previously filed by Kratos with the SEC and automatically became effective upon filing on February 21, 2024. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.
The offering will be made only by means of a prospectus supplement and the accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the SEC and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, by telephone at (800) 792-2473, or by email at syndicate@rwbaird.com, RBC Capital Markets, LLC, 200 Vesey Street,

New York, New York 10281, by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com, Truist Securities, Inc., 3333 Peachtree Road NE, 9th Floor, Atlanta, Georgia 30326, by telephone at (800) 685-4786, or by email at TruistSecurities.prospectus@Truist.com, B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, VA 22209, by telephone at (703) 312-9580, or by email at prospectuses@brileyfin.com, Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, by telephone at (800) 248-8863, or by email at prospectus@raymondjames.com, The Benchmark Company, LLC, 150 East 58th St., 17th Floor, New York, NY 10155, by telephone at (212) 312-6700, or by email at Prospectus@benchmarkcompany.com and Noble Capital Markets, Inc., 150 East Palmetto Park Rd., Suite 110, Boca Raton, FL 33432, by telephone at (561) 998-5483, or by email at jtarantino@noblecapitalmarkets.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at www.sec.gov.
About Kratos Defense & Security Solutions
Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS) is a technology, products, system and software company addressing the defense, national security, and commercial markets. Kratos makes true internally funded research, development, capital and other investments, to rapidly develop, produce and field solutions that address our customers’ mission critical needs and requirements. At Kratos, affordability is a technology, and we seek to utilize proven, leading-edge approaches and technology, not unproven bleeding edge approaches or technology, with Kratos’ approach designed to reduce cost, schedule and risk, enabling us to be first to market with cost effective solutions. We believe that Kratos is known as an innovative disruptive change agent in the industry, a company that is an expert in designing products and systems up front for successful rapid, large quantity, low-cost future manufacturing which is a value-add competitive differentiator for our large traditional prime system integrator partners and also to our government and commercial customers. Kratos intends to pursue program and contract opportunities as the prime or lead contractor when we believe that our probability of win (PWin) is high and any investment required by Kratos is within our capital resource comfort level. We intend to partner and team with a large, traditional system integrator when our assessment of PWin is greater or required investment is beyond Kratos comfort level. Kratos primary business areas include virtualized ground systems for satellites and space vehicles including software for command & control (C2) and telemetry, tracking and control (TT&C), jet powered unmanned aerial drone systems, hypersonic vehicles and rocket systems, propulsion systems for drones, missiles, loitering munitions, supersonic systems, space craft and launch systems, C5ISR and microwave electronic products for missile, radar, missile defense, space, satellite, counter UAS, directed energy, communication and other systems, and virtual & augmented reality training systems for the warfighter.
Notice Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, Kratos’ expectations regarding the sale of shares of its common stock in the proposed public offering, use of the expected proceeds from the proposed public offering and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and

Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Kratos believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements including, but not limited to: risks and uncertainties related to market conditions, the satisfaction of customary closing conditions related to the proposed public offering, and general economic factors. There can be no assurance that Kratos will be able to complete the proposed public offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 31, 2023, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.